Exhibit 23(o)(i) under Form N-1A
                                 Exhibit 24 under Item 601/Reg. S-K
                         POWER OF ATTORNEY



           Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of The Huntington Funds and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



SIGNATURES TITLE               DATE





/s/ Daniel B. Benhase          President             April 30, 2003
Daniel B. Benhase              (Principal Executive Officer)


/s/ Bryan Haft                 Treasurer             April 30, 2003
Bryan Haft                   (Principal Financial Officer)


/s/ David R. Carson            Assistant Treasurer   April 20, 2003

David R. Carson



/s/ James E. Ostrowski         Vice President        April 20, 2003

James E. Ostrowski



/s/ David S. Schoedinger       Trustee               April 30, 2003

David S. Schoedinger



/s/ John M. Shary              Trustee               April 30, 2003

John M. Shary



/s/ Thomas J. Westerfield      Trustee               April 30, 2003

Thomas J. Westerfield



/s/ William R. Wise            Trustee               April 30, 2003

William R. Wise





Sworn to and subscribed before me this 30th day of April, 2003.





/s/ Nancy H. Beatty

Notarial Seal
Nancy H. Beatty
Pittsburgh, Allegheny County
My Commission Expires December 7, 2004
Member, Pennsylvania Association of Notaries